Exhibit 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC ICR Healthcare
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@icrhealthcare.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS THIRD QUARTER 2026 RESULTS: DELIVERS 9% ORGANIC CONSTANT CURRENCY REVENUE GROWTH AND RAISES FULL-YEAR 2026 GUIDANCE

Financial Highlights†

●	Reported revenue of $416.2 million, up 8.4%
●	Constant currency revenue* and constant currency revenue, organic* up 8% and up 9%, respectively
●	GAAP operating margin of 14.1%, compared to 11.1% in prior year period
●	Non-GAAP operating margin* of 21.3%, compared to 19.7% in prior year period
●	GAAP EPS $0.70, up 51%
●	Non-GAAP EPS* $1.12, up 22%
●	Cash flow from operations of $175.2 million year-to-date
●	Free cash flow* generation of $129.5 million year-to-date

† Comparisons above are calculated for the current quarter compared with the third quarter of 2025, unless otherwise specified. Amounts stated in this release are rounded, while percentages are calculated from the underlying amounts.

* Constant currency revenue; constant currency revenue, organic; non-GAAP gross profit and margin; non-GAAP operating income and margin; non-GAAP net income; non-GAAP EPS; and free cash flow figures (used here and below) are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, October 29, 2026 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced financial results for the three and nine-month periods ended September 30, 2026.

“Merit delivered third quarter financial results that exceeded the high end of our expectations, driven primarily by 9% organic, constant currency revenue growth, excluding the impact of a strategic divestiture,” said Martha G. Aronson, Merit’s President and CEO. “We experienced strong revenue growth trends in the U.S. and better-than-expected demand for Merit’s products across both our Foundational and our Therapeutic platforms. We also delivered strong growth in both our non-GAAP operating profit and our non-GAAP earnings per share, which increased 17% and 22%, respectively, year-over-year.” Ms. Aronson continued: “We have raised our 2026 revenue and non-GAAP earnings per share guidance to reflect the stronger-than-expected results over the first nine months of 2026 and remain confident in our team’s ability to execute, with attractive constant currency growth, improving profitability, and solid cash flow generation this year. Our team remains focused on delivering our Continued Growth Initiative financial targets for the three-year period ending December 31, 2026, and, in parallel, we are finalizing our longer-term strategic plan focused on identifying opportunities to better position the company for sustainable growth, enhanced profitability and value creation for our shareholders.”

Merit’s revenue by product category for the three and nine-month periods ended September 30, 2026 and 2025 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency*
	September 30,			Impact of foreign	September 30,
	2026	2025	% Change	exchange	2026	% Change
Foundational
Access	$157,922	$151,508	4%	$(1,018)	$156,904	4%
OEM	46,278	41,499	12%	47	46,325	12%
Procedural Solutions	27,162	32,287	(16)%	184	27,346	(15)%
Vascular Intervention	42,367	35,391	20%	(166)	42,201	19%
Other	2,006	221	808%	547	2,553	1,055%
Total Foundational	275,735	260,906	6%	(406)	275,329	6%

Therapeutic
Cardiac Therapies	27,547	25,530	8%	(53)	27,494	8%
Endoscopy	23,428	17,631	33%	36	23,464	33%
OEM	13,089	9,953	32%	(16)	13,073	31%
Oncology	27,085	23,263	16%	(24)	27,061	16%
Renal Therapies	13,550	13,808	(2)%	(123)	13,427	(3)%
Vascular Intervention	35,810	33,066	8%	(496)	35,314	7%
Total Therapeutic	140,509	123,251	14%	(676)	139,833	13%

Total	$416,244	$384,157	8%	$(1,082)	$415,162	8%

	Nine Months Ended
	Reported				Constant Currency *
	September 30,			Impact of foreign	September 30,
	2026	2025	% Change	exchange	2026	% Change
Foundational
Access	$470,832	$438,028	7%	$(8,538)	$462,294	6%
OEM	134,156	128,140	5%	(217)	133,939	5%
Procedural Solutions	81,599	92,597	(12)%	166	81,765	(12)%
Vascular Intervention	123,057	103,195	19%	(1,638)	121,419	18%
Other	2,531	1,710	48%	3,296	5,827	241%
Total Foundational	812,175	763,670	6%	(6,931)	805,244	5%

Therapeutic
Cardiac Therapies	83,461	69,019	21%	(1,747)	81,714	18%
Endoscopy	68,767	52,582	31%	56	68,823	31%
OEM	33,365	30,830	8%	(66)	33,299	8%
Oncology	76,367	69,257	10%	(550)	75,817	9%
Renal Therapies	37,775	40,014	(6)%	(515)	37,260	(7)%
Vascular Intervention	105,054	96,598	9%	(2,252)	102,802	6%
Total Therapeutic	404,789	358,300	13%	(5,074)	399,715	12%

Total	$1,216,964	$1,121,970	8%	$(12,005)	$1,204,959	7%

Financial Summary:

GAAP gross margin was 48.2%, compared to 48.5% for the third quarter of 2025. Non-GAAP gross margin* was 52.8%, compared to 53.6% for the third quarter of 2025.

GAAP operating margin was 14.1%, compared to 11.1% for the third quarter of 2025. Non-GAAP operating margin* was 21.3%, compared to 19.7% for the third quarter of 2025.

GAAP net income was $42.3 million, or $0.70 per share, compared to $27.8 million, or $0.46 per share, for the third quarter of 2025. Non-GAAP net income* was $67.4 million, or $1.12 per share, compared to $54.9 million, or $0.92 per share, for the third quarter of 2025.

As of September 30, 2026, Merit had cash and cash equivalents of $503.6 million and total debt obligations of $747.5 million, compared to cash and cash equivalents of $446.4 million and total debt obligations of $747.5 million as of December 31, 2025. Merit had available borrowing capacity of approximately $697 million as of September 30, 2026.

Fiscal Year 2026 Financial Guidance

Based upon the information currently available to Merit’s management, for the twelve-month period ending December 31, 2026, absent the potential impact of trade policies and related actions implemented by the U.S. and other countries subsequent to today’s date, material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit anticipates the following financial results:

Revenue and Earnings Guidance*

	Updated Guidance		Prior Guidance(2)
	Year Ending	% Change	Year Ending	% Change
Financial Measure	December 31, 2026	Y/Y	December 31, 2026	Y/Y
Total Revenue	$1.635 - $1.642 billion	8% - 8%	$1.631 - $1.643 billion	8% - 8%

Non-GAAP Earnings Per Share(1)	$4.33 - $4.37	13% - 14%	$4.25 - $4.35	11% - 14%

*Percentage figures approximated; dollar figures may not foot due to rounding.

(1) Merit’s non-GAAP earnings per share reflect the dilutive impact of its 3.00% Convertible Senior Notes due 2029 (the “Convertible Notes”) calculated using the if-converted method of approximately $0.01 per share for the year ending December 31, 2026. Any offsetting impacts of the capped call associated with the Convertible Notes are not considered.

(2) “Prior Guidance” reflects Merit’s full-year 2026 financial guidance, previously introduced on July 30, 2026.

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of various items which could impact Merit’s future financial results, such as expenses attributable to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reasonably predict the amount and impact of these items and Merit believes inclusion of the most comparable GAAP financial measure, and a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2026 is subject to risks and uncertainties identified in this release and Merit’s filings with the SEC. This guidance is based on information and estimates available to Merit as of October 29, 2026. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results will likely vary, and could vary materially, from past results and those anticipated, estimated or projected.

CONFERENCE CALL

As previously announced, Merit will hold its investor conference call today, Thursday, October 29, 2026, at 4:30 p.m., Eastern Time, to discuss its results for the third quarter and provide an operational update. To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

fp
	September 30,	December 31,
	2026	2025
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$503,551	$446,404
Trade receivables, net	221,866	203,710
Other receivables	37,875	17,773
Inventories	391,022	333,705
Prepaid expenses and other current assets	35,188	31,493
Prepaid income taxes	5,030	4,941
Income tax refund receivables	4,283	2,128
Total current assets	1,198,815	1,040,154

Property and equipment, net	437,347	428,401
Intangible assets, net	591,204	537,654
Goodwill	537,135	506,837
Deferred income tax assets	7,273	7,049
Right-of-use operating lease assets	84,379	87,600
Other assets	68,753	78,227
Total Assets	$2,924,906	$2,685,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$66,286	$60,551
Accrued expenses	174,024	159,486
Short-term operating lease liabilities	10,382	10,876
Income taxes payable	14,391	8,851
Total current liabilities	265,083	239,764

Long-term debt	737,404	734,038
Deferred income tax liabilities	37,216	19,665
Liabilities related to unrecognized tax benefits	2,248	2,248
Deferred compensation payable	19,373	17,542
Deferred credits	1,321	1,398
Long-term operating lease liabilities	74,273	76,658
Other long-term obligations	43,437	10,306
Total liabilities	1,180,355	1,101,619

Stockholders' Equity
Common stock	808,930	763,909
Retained earnings	946,139	824,030
Accumulated other comprehensive loss	(10,518)	(3,636)
Total stockholders' equity	1,744,551	1,584,303
Total Liabilities and Stockholders' Equity	$2,924,906	$2,685,922

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales	$416,244	$384,157	$1,216,964	$1,121,970
Cost of sales	215,613	197,746	616,370	579,052
Gross profit	200,631	186,411	600,594	542,918

Operating expenses:
Selling, general and administrative	119,511	119,801	366,950	340,384
Research and development	22,393	23,966	70,391	70,811
Contingent consideration (benefit) expense	(36)	32	(70)	1,198
Total operating expenses	141,868	143,799	437,271	412,393

Income from operations	58,763	42,612	163,323	130,525

Other income (expense):
Interest income	4,128	3,615	11,780	11,166
Interest expense	(7,333)	(6,754)	(25,977)	(20,097)
Other income (expense) — net	227	(933)	11,519	(1,717)
Total other expense — net	(2,978)	(4,072)	(2,678)	(10,648)

Income before income taxes	55,785	38,540	160,645	119,877

Income tax expense	13,474	10,785	38,536	29,394

Net income	$42,311	$27,755	$122,109	$90,483

Earnings per common share
Basic	$0.71	$0.47	$2.05	$1.53
Diluted	$0.70	$0.46	$2.03	$1.49

Weighted average shares outstanding
Basic	59,806	59,245	59,666	59,095
Diluted	60,379	59,919	60,134	60,604

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$122,109	$90,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,383	91,629
Gain on disposition of a business	(12,557)	(249)
Amortization of right-of-use operating lease assets	8,771	8,693
Fair value adjustments related to contingent consideration liabilities	(70)	1,198
Stock-based compensation expense	35,497	33,563
Other adjustments	6,950	5,123
Changes in operating assets and liabilities, net of acquisitions and divestitures	(78,853)	(31,579)
Total adjustments	53,121	108,378
Net cash, cash equivalents, and restricted cash provided by operating activities	175,230	198,861

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(45,686)	(57,252)
Proceeds from asset and business dispositions	25,555	298
Cash paid for notes receivable and other investments	(9,242)	(14,936)
Cash paid in acquisitions, net of cash acquired	(93,049)	(122,834)
Other investing, net	(2,293)	(2,327)
Net cash, cash equivalents, and restricted cash used in investing activities	(124,715)	(197,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	16,272	22,179
Contingent payments related to acquisitions	(3,030)	(2,645)
Payment of taxes related to an exchange of common stock	(6,973)	(8,597)
Net cash, cash equivalents, and restricted cash provided by financing activities	6,269	10,937
Effect of exchange rates on cash	454	3,047
Net increase in cash, cash equivalents and restricted cash	57,238	15,794

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	448,549	378,767
End of period	$505,787	$394,561

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	503,551	392,457
Restricted cash reported in prepaid expenses and other current assets	2,236	2,104
Total cash, cash equivalents and restricted cash	$505,787	$394,561

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segment, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, equity method investment loss (income) from equity investees, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustment of $(1.1) million and $(12.0) million to reported revenue for the three and nine-month periods ended September 30, 2026 was calculated using the applicable average foreign exchange rates for the three and nine-month periods ended September 30, 2025.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue less revenue from certain divestitures. For the three and nine-month periods ended September 30, 2025, Merit’s constant currency revenue, organic, excludes revenues attributable to the DualCap® product line which Merit sold to Health Line International Corporation (“Health Line”) on February 17, 2026 (the “DualCap Divestiture”).

With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions and divestitures. For the three-month period ended September 30, 2026, Merit’s constant currency revenue, organic, excludes revenues attributable to products acquired in connection with (i) Merit’s acquisition of View Point Medical, Inc. (“View Point”) in April 2026 (the “View Point Merger”) and (ii) the assets acquired from Pentax of America, Inc. related to the C2 CryoBalloon™ device in November 2025 (the “C2 Acquisition”). For the nine-month period ended September 30, 2026, Merit’s constant currency revenue, organic, excludes revenues attributable to products acquired in connection with (i) the View Point Merger, (ii) the C2 Acquisition and (iii) Merit’s acquisition of Biolife Delaware, L.L.C. (“Biolife”) in May 2025 (the “Biolife Merger”) and excludes revenues attributable to the DualCap Divestiture.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to Merit’s long-term debt, gains or losses on disposal of certain assets, equity method investment loss (income) from equity investees, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Other Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and nine-month periods ended September 30, 2026 and 2025. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of $6.4 million and $4.6 million for the three-month periods ended September 30, 2026 and 2025, respectively, and $15.9 million and $13.9 million for the nine-month periods ended September 30, 2026 and 2025, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	September 30, 2026
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$55,785	$(13,474)	$42,311	$0.70

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	18,996	(4,484)	14,512	0.24
Operating Expenses
Contingent consideration benefit	(36)	(14)	(50)	(0.00)
Amortization of intangibles	2,540	(600)	1,940	0.03
Performance-based share-based compensation (a)	7,173	(665)	6,508	0.11
Corporate restructuring (b)	301	(71)	230	0.00
Acquisition-related	280	(11)	269	0.00
Medical Device Regulation expenses (c)	519	(123)	396	0.01
Other (Income) Expense
Long-term debt costs (e)	1,414	(334)	1,080	0.02
Other non-operating loss (f)	254	(60)	194	0.00

Non-GAAP net income	$87,226	$(19,836)	$67,390	$1.12

Diluted shares				60,379

	Three Months Ended
	September 30, 2025
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$38,540	$(10,785)	$27,755	$0.46

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	19,212	(4,539)	14,673	0.24
Inventory mark-up related to acquisitions	183	(43)	140	0.00
Operating Expenses
Contingent consideration expense	32	(5)	27	0.00
Amortization of intangibles	2,560	(604)	1,956	0.03
Performance-based share-based compensation (a)	9,028	(1,413)	7,615	0.13
Corporate restructuring (b)	286	(67)	219	0.00
Acquisition-related	(68)	16	(52)	(0.00)
Medical Device Regulation expenses (c)	1,655	(391)	1,264	0.02
Other (d)	74	(17)	57	0.00
Other (Income) Expense
Long-term debt costs (e)	1,414	(334)	1,080	0.02
Other non-operating loss (f)	260	(61)	199	0.00

Non-GAAP net income	$73,176	$(18,243)	$54,933	$0.92

Diluted shares				59,919

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Nine Months Ended
	September 30, 2026
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$160,645	$(38,536)	$122,109	$2.03

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	55,941	(13,206)	42,735	0.71
Operating Expenses
Contingent consideration benefit	(70)	(9)	(79)	(0.00)
Amortization of intangibles	7,490	(1,768)	5,722	0.10
Performance-based share-based compensation (a)	19,602	(1,727)	17,875	0.30
Corporate restructuring (b)	2,460	(581)	1,879	0.03
Acquisition-related	7,091	(916)	6,175	0.10
Medical Device Regulation expenses (c)	2,589	(611)	1,978	0.03
Other (Income) Expense
Long-term debt costs (e)	9,305	(2,197)	7,108	0.12
Gain on disposal of business unit	(12,502)	1,520	(10,982)	(0.18)
Other non-operating loss (f)	1,079	(267)	812	0.01

Non-GAAP net income	$253,630	$(58,298)	$195,332	$3.25

Diluted shares				60,134

	Nine Months Ended
	September 30, 2025
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$119,877	$(29,394)	$90,483	$1.49

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	55,798	(13,184)	42,614	0.70
Inventory mark-up related to acquisitions	250	(59)	191	0.00
Operating Expenses
Contingent consideration expense	1,198	29	1,227	0.02
Amortization of intangibles	7,497	(1,771)	5,726	0.09
Performance-based share-based compensation (a)	19,681	(2,344)	17,337	0.29
Corporate restructuring (b)	2,873	(678)	2,195	0.04
Acquisition-related	2,088	(2)	2,086	0.03
Medical Device Regulation expenses (c)	4,883	(1,153)	3,730	0.06
Other (d)	103	(24)	79	0.00
Other (Income) Expense
Long-term debt costs (e)	4,242	(1,002)	3,240	0.05
Other non-operating loss (f)	11	(61)	(50)	(0.00)

Non-GAAP net income	$218,501	$(49,643)	$168,858	$2.79

Diluted shares				60,604

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$416,244		$384,157		$1,216,964		$1,121,970

GAAP Operating Income	58,763	14.1%	42,612	11.1%	163,323	13.4%	130,525	11.6%
Cost of Sales
Amortization of intangibles	18,996	4.6%	19,212	5.0%	55,941	4.6%	55,798	5.0%
Inventory mark-up related to acquisitions	—	—	183	0.0%	—	—	250	0.0%
Operating Expenses
Contingent consideration (benefit) expense	(36)	(0.0)%	32	0.0%	(70)	(0.0)%	1,198	0.1%
Amortization of intangibles	2,540	0.6%	2,560	0.7%	7,490	0.6%	7,497	0.7%
Performance-based share-based compensation (a)	7,173	1.7%	9,028	2.4%	19,602	1.6%	19,681	1.8%
Corporate restructuring (b)	301	0.1%	286	0.1%	2,460	0.2%	2,873	0.3%
Acquisition-related	280	0.1%	(68)	(0.0)%	7,091	0.6%	2,088	0.2%
Medical Device Regulation expenses (c)	519	0.1%	1,655	0.4%	2,589	0.2%	4,883	0.4%
Other (d)	—	—	74	0.0%	—	—	103	0.0%

Non-GAAP Operating Income	$88,536	21.3%	$75,574	19.7%	$258,426	21.2%	$224,896	20.0%

Note: Certain percentages may not sum to totals due to rounding.

(a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
(b)	Includes employee termination benefits associated with activities related to corporate restructuring initiatives and costs to terminate certain distribution contracts from the Biolife Merger.
(c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation.
(d)	Represents costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice.
(e)	Represents costs associated with the Convertible Notes including the amortization of debt issuance costs and, for the nine-months ended September 30, 2026, a one-time charge for additional interest incurred pursuant to Merit's obligation to remove restrictive legends.
(f)	Includes equity method investment loss from equity investees.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2026	2025	% Change	2026	2025
Reported Revenue	8.4%	$416,244	$384,157	8.5%	$1,216,964	$1,121,970

Add: Impact of foreign exchange		(1,082)	—		(12,005)	—

Constant Currency Revenue (a)	8.1%	$415,162	$384,157	7.4%	$1,204,959	$1,121,970

Less: Revenue from certain acquisitions		(2,634)	—		(16,338)	—
Less: Revenue from divestitures (b)		—	(5,228)		(1,644)	(15,440)

Constant Currency Revenue, Organic (a)	8.9%	$412,528	$378,929	7.3%	$1,186,977	$1,106,530

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”
(b)	On February 17, 2026, Merit consummated the DualCap Divestiture for consideration of $28 million, of which $25.5 million was paid to Merit at closing.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Reported Gross Margin	48.2%	48.5%	49.4%	48.4%

Add back impact of:
Amortization of intangibles	4.6%	5.0%	4.6%	5.0%
Inventory mark-up related to acquisitions	—%	0.0%	—%	0.0%

Non-GAAP Gross Margin	52.8%	53.6%	53.9%	53.4%

Note: Certain percentages may not sum to totals due to rounding.

Reconciliation of Reported Cash Flow from Operations to Free Cash Flow (Non-GAAP)

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2026	2025
Reported Cash Flow from Operations	$175,230	$198,861

Less: Capital Expenditures	(45,686)	(57,252)

Free Cash Flow	$129,544	$141,609

Reconciliation of 2026 Net Sales Guidance - % Change from Prior Year (Constant Currency)

	Updated Guidance		Prior Guidance(1)
	Low	High	Low	High
2026 Net Sales Guidance - % Change from Prior Year (GAAP)	7.9%	8.4%	7.6%	8.4%
Estimated impact of foreign currency exchange rate fluctuations	(0.8%)	(0.8%)	(0.8%)	(0.8%)
2026 Net Sales Guidance - % Change from Prior Year (Constant Currency)	7.0%	7.5%	6.8%	7.6%

Note: Certain percentages may not sum to totals due to rounding.

(1) “Prior Guidance” reflects Merit’s full-year 2026 financial guidance, previously introduced on July 30, 2026.

ABOUT MERIT

Founded in 1987, Merit is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling approximately 900 individuals. Merit employs approximately 7,500 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others:

●	statements preceded or followed by, or that include the words, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “projects,” “forecasts,” “potential,” “target,” “continue,” “upcoming,” “optimistic” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology;
●	statements that address Merit’s future operating performance or events or developments that Merit’s management expects or anticipates will occur, including, without limitation, any statements regarding Merit’s projected revenues, earnings or other future financial measures, Merit’s plans and objectives for future operations, Merit’s proposed new products or services, the integration, development or commercialization of the business or any assets acquired from other parties, future economic conditions or performance, the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other business optimization initiatives, and any statements of assumptions underlying any of the foregoing; and
●	statements regarding Merit’s past performance, efforts, or results about which inferences or assumptions may be made, including statements preceded or followed by the words "preliminary," "initial," "potential," "possible," "diligence," "industry-leading," "compliant," "indications" or "early feedback" or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology.

The forward-looking statements contained in this release are based on Merit management’s current expectations and assumptions regarding future events or outcomes. If underlying expectations or assumptions prove inaccurate, or risks or uncertainties materialize, actual results will likely differ, and may differ materially, from Merit’s expectations reflected in any forward-looking statements. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Investors are cautioned not to unduly rely on any such forward-looking statements.

The following are some of the important risks and uncertainties that could cause Merit’s actual results to differ from management’s expectations in any forward-looking statements: risks and uncertainties arising from the conflict among the United States, Israel and Iran and related geopolitical instability; risks and uncertainties associated with Merit’s acquisition of Solo Pace, Inc. (“Solo Pace”) and SOLO PACE CONTROL and FUSION systems and related technology in October 2026; risks and uncertainties associated with Merit’s integration of the Solo Pace business, assets and operations into its operations and its ability to achieve anticipated financial results, product development and other anticipated benefits of the acquisition; uncertainties as to whether Merit will achieve revenue or other financial performance consistent with its forecasts projected for the Solo Pace acquisition; risks and uncertainties regarding trade policies or related actions implemented by the United States or other countries, including existing, proposed, prospective or invalidated tariffs, duties or other measures; risks and uncertainties associated with Merit’s integration of businesses or assets acquired from third parties, including the View Point Merger in April 2026, the C2 Acquisition in November 2025 and the Biolife Merger in May 2025, and Merit’s ability to achieve the anticipated operating and financial results, product development and other anticipated benefits of such acquisitions; effects of Merit’s 3.00% Convertible Senior Notes due 2029 on Merit’s net income and earnings per share performance; disruptions in Merit’s supply chain, manufacturing or sterilization processes; U.S. and global political, economic, competitive, reimbursement and regulatory conditions; risks and uncertainties associated with Merit’s executive succession and leadership transition; modification or limitation of, or policies and procedures associated with, governmental or private insurance reimbursement policies; reduced availability of, and price increases associated with, components and other raw materials; increases in transportation expenses; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; prospective financial obligations or other uncertainties associated with Merit’s divestiture of its DualCap® anti-microbial cap product line in February 2026; fluctuations in interest or foreign currency exchange rates and inflation; cybersecurity events; government scrutiny and regulation of the medical device industry; difficulties relating to development, testing and regulatory approval, clearance and maintenance of Merit’s products; the safety, efficacy and patient and physician adoption of Merit’s products; the ability to fully enroll and the outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; litigation and other legal proceedings affecting Merit; risks and possible effects of any failure to comply with U.S. and foreign laws and regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; potential for significant adverse changes in governing regulations;, changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; failure to comply with applicable environmental laws; changes in key personnel; labor shortages and increases in labor costs; price and product competition; extreme weather events; and geopolitical events. For a further discussion of the risks and uncertainties and other factors that may affect Merit’s business, operations and financial condition, see Part I, Item 1A. “Risk Factors” in Merit’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, which Merit updated in Part II, Item 1A. “Risk Factors” in Merit’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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